UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 7, 2018

KonaTel, Inc.

(Exact name of registrant as specified in its charter)

Dala Petroleum Corp.

(Former name or address, if changed since last report)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13601 Preston Road, # E816

Dallas, Texas 75240

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We have based the forward-looking statements contained in this Current Report primarily on our current expectations about future events and trends that we believe may affect our current and proposed business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions and other factors, including those described under the caption “Risk Factors” of Item 1A of our 10-K Annual Report for the fiscal year ended September 30, 2017, which is incorporated herein by reference in Item 9.01 below. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein. Accordingly, we cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports or registration statements filed by us with the Securities and Exchange Commission (the “SEC”). Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

EXPLANATORY NOTES

Except as otherwise indicated by context, references to the “Company,” “we,” “our,” “us” and words of similar import refer to “KonaTel, Inc.,” a Delaware corporation, formerly named Dala Petroleum Corp., which is the Registrant, and its wholly-owned subsidiary, KonaTel, Inc., a Nevada corporation (“KonaTel”).  The purpose of this Current Report is to indicate that since our name change to KonaTel, Inc., which was effective on February 5, 2018, our common stock has continued to publicly-trade under the trading symbol “DALP”; however, effective in the public market on February 16, 2018, our new trading symbol will be “KTEL.”

CAUTIONARY STATEMENTS

We have a limited public float of 1,592,286 shares of our outstanding common stock, and there has been no established trading market in our common stock during the past three years. These factors may result in uncertainty and volatility in the trading price of our common stock that may not have any relation to our current or future prospects.  On or about September 29, 2017, our Application for continued quotation of our common stock on the OTC Markets OTCQB Tier (the “OTCQB Tier”) was not approved because of our limited public float and the high concentration of the ownership in our common stock in one entity. With the December 18, 2017, closing of the merger whereby we acquired KonaTel, Inc., a Nevada corporation (respectively, “KonaTel Nevada” and the “KonaTel Merger”), this high concentration of ownership in our common stock in limited holders has now increased and is now held by the entity referenced (“M2 Equity Partners, LLC, a Minnesota limited liability company [“M2”]) and the sole shareholder of KonaTel Nevada (an aggregate of 25,600,000 shares of a total outstanding shares of 27,192,286 shares or approximately 94% of our outstanding shares).  For additional information about the KonaTel Merger, see our 8-KA Current Report dated November 15, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2017, and which is incorporated herein by reference in Item 9.01 below (the “KonaTel Merger 8-K”).  No further Application can be made by us to the OTC Markets for further consideration of quotations of our common stock on the OCTQB Tier for at least six (6) months from the denial of our recent application, or on or about March 31, 2018.

Item 8.01 Other Events.

We changed our name to “KonaTel, Inc.,” effective February 5, 2018; and our trading symbol on the OTC Pink Tier where our common stock trades will be changed from “DALP” to “KTEL,” effective February 16, 2018, in the public markets.  Additional information about our name change and a copy of our Certificate of Amendment to our Certificate of Incorporation can be found in our 8-K Current Report dated February 7, 2018, which is incorporated herein by reference in Item 9.01.

Item 9.01 Financial Statements and Exhibits.

 (d)

Exhibits

Exhibits incorporated by reference:

8-KA Current Report dated November 15, 2017, and filed with the SEC on December 20, 2018.

8-K Current Report dated February 7, 2018, and filed with the SEC on February 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KonaTel, Inc.

Date: February 15, 2018	By:	/s/ D. Sean McEwen
D. Sean McEwen
President, Chairman, Chief Executive Officer and Director

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